EXHIBIT 23

		   Independent Auditors' Consent


The Board of Directors
Sealed Air Corporation:


We consent to incorporation by reference in the Registration
Statement No. 33-41734 on Form S-8, Registration Statement No.
333-341 on Form S-3, Registration Statement No. 33-68614 on Form
S-3, Registration Statement No. 33-57441 on Form S-3,
Registration Statement No. 33-58843 on Form S-3 and Registration
Statement No. 33-53751 on Form S-3 of Sealed Air Corporation of our reports dated January 17, 1996, relating to the consolidated balance sheets of Sealed Air Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended
December 31, 1995, and related schedule, which reports appear or are incorporated by reference in the December 31, 1995 annual report on Form 10-K of Sealed Air Corporation. Our report on the aforementioned consolidated financial statements refers to a change in the Company's method of accounting for income taxes in 1993.



			      s/KPMG Peat Marwick LLP

Short Hills, New Jersey
March 26, 1996